[LETTERHEAD OF EHRHARDT KEEFE STEINER & HOTTMAN PC]

                                 August 3, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by GlobalNet Corporation (formerly iDial Networks, Inc.), which were filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 28, 2005. We agree with the statements concerning our Firm in such Form 8-K except as follows:

o Our reports on the consolidated financial statements for the years ended December 31, 2003 and 2002 contained a going concern uncertainty explanatory paragraph.

o We advised the Company that during the fourth quarter ended December 31, 2003; material weaknesses existed relating to the preparation of accurate and timely financial statements.

Additionally, the Company filed a Form 8-K on May 19, 2005, which reported under item 4.02 that the December 31, 2003 consolidated financial statements would need to be restated for the accounting treatment of the merger with GlobalNet International, Inc. and should no longer be relied upon.

Very truly yours,


/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC